Exhibit 10.11

CHILL HOLDINGS, INC.

2008 ANNUAL INCENTIVE COMPENSATION PLAN

Chill Holdings, Inc., a Delaware corporation (the “Company”), establishes the 2008 Chill Holdings, Inc. Annual Incentive Compensation Plan (the “Plan”) effective as of February 13, 2008. The Plan will be effective for calendar year 2008 and for each subsequent calendar year unless modified or terminated by the Committee or the Board (as defined below).

1. Purpose. The purpose of the Plan is to attract and retain the best available talent and encourage the highest level of performance by officers and key employees of the Company and its Subsidiaries, and to provide them incentives to put forth maximum efforts for the success of the Company’s business, in order to serve the best interests of the Company and its stockholders.

2. Definitions. The following terms when used in the Plan with initial capital letters will have the following meanings:

(a) Affiliate has the meaning given to such term in the Management Stockholders Agreement.

(b) Board means the Board of Directors of the Company.

(c) Cause has the meaning given to such term in the employment or severance agreement between the Company or any of its Affiliates and the applicable Participant, or, if no such employment or severance agreement exists or if “Cause” is not defined therein, “Cause” will have the meaning given to such term in the Management Stockholders Agreement.

(d) Change in Control has the meaning given to such term in the Management Stockholders Agreement. For the avoidance of doubt, the closing of the transactions contemplated under the agreement and plan of merger, dated as of October 21, 2007, among the Company, Chill Acquisition, Inc. and Goodman Global, Inc., will not constitute a Change in Control.

(e) Committee means the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board), to which the Board has delegated power to act under or pursuant to the provisions of this Plan; provided that in the absence of any such Compensation Committee or other committee, the term “Committee” will mean the Board.

(f) Company means Chill Holdings, Inc., a Delaware corporation.

(g) Consolidated EBITDA has the meaning given to such term in the Term Loan Credit Agreement (“Credit Agreement”) dated as of February 13, 2008, among Chill Intermediate Holdings, Inc., Chill Acquisition, Inc., the lending institutions party thereto, Barclays Capital (“Barclays”) and General Electric Capital Corporation (“GECC”), as Joint Lead Arrangers, Barclays, Calyon New York Branch and GECC, as joint bookrunners, and GECC as the administrative agent, as may be amended, modified, extended, refinanced, renewed or replaced from time to time, adjusted to (i) include for the Plan Year ended December 31, 2008, the positive difference, if any, between (A) $2 million and (B) the annual expenses directly incurred by reason of the public reporting obligations of the Company or any Affiliate, (ii) include for all Plan Years, a $3 million add-back for non-cash stock-based compensation, and (iii) exclude for all Plan Years the effect of any projected cost savings added back pursuant to item (a)(xi) of the definition of “Consolidated EBITDA” or the effect of any Pro Forma Adjustment (as such terms are defined in the Credit Agreement).

(h) Disability has the meaning given to such term in the employment or severance agreement between the Company or any of its Affiliates and the applicable Participant, or, if no such employment or severance agreement exists or if “Disability” is not defined therein, “Disability” will have the meaning given to such term in the Management Stockholders Agreement.

(i) Good Reason has the meaning given to such term in the employment or severance agreement between the Company or any of its Affiliates and the applicable Participant or, if no such employment or severance agreement exists or if “Good Reason” is not defined therein, “Good Reason” means the occurrence of any of the following:

(i) a failure of the Company or any Affiliate to continue the Participant in his current position or other substantially similar or more senior position;

(ii) a material diminution in the nature or scope of the Participant’s responsibilities, duties or authority;

(iii) a material breach by the Company or any Affiliate of any employment, severance or option agreement between the Participant and the Company or any Affiliate; or

(iv) the relocation of the Participant’s primary place of employment to a place outside of the 75-mile radius of the Participant’s current primary place of employment (it being understood that neither a temporary work assignment nor travel on business for the Company or any Affiliate will constitute such a relocation);

provided that the occurrence of any of the foregoing events will only constitute Good Reason if the Company or Affiliate, as applicable, fails to cure such event within 30 days after receipt from the Participant of written notice of such occurrence; and provided, further, that Good Reason will cease to exist following 30 days after the later of the date of its occurrence or the date on which the Participant first has knowledge thereof, unless the Participant has given the Company or Affiliate, as applicable, written notice thereof prior to such date.

(j) Management Stockholders Agreement means, with respect to any Participant, the Chill Holdings, Inc. Management Stockholders Agreement dated as of February 13, 2008, as may be amended from time to time, or as such other Chill Holdings, Inc. Management Stockholders Agreement, as amended from time to time, to which the applicable Participant is a party in lieu thereof.

(k) Participant means an officer or other key employee of the Company or any Subsidiary who is designated by the Committee as eligible to receive incentive compensation under the Plan.

(l) Plan means the Chill Holdings, Inc. 2008 Annual Incentive Compensation Plan as amended from time to time.

(m) Quietflex EBITDA means the earnings before interest, taxes, depreciation and amortization of Quietflex Manufacturing Company, L.P., a Texas limited partnership, determined in accordance with U.S. generally accepted accounting principles except that gains or losses from extraordinary, unusual or nonrecurring items may be excluded in the discretion of the Committee.

(n) Quietflex Participant means a Participant who is an officer or key employee of Quietflex Manufacturing Company, L.P., a Texas limited partnership.

(o) Subsidiary means (i) any corporation of which more than 50% of the total combined voting power of all outstanding shares of stock is owned directly or indirectly by the Company, (ii) any partnership of which more than 50% of the profits interest or capital interest is owned directly or indirectly by the Company and (iii) any other entity of which more than 50% of the total equity interest is owned directly or indirectly by the Company.

(p) Termination of Employment means the time when the employee-employer relationship between a Participant and the Company (and all of its Subsidiaries or Affiliates) is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous reemployment by the Company (or one of its Subsidiaries or Affiliates).

3. Participation. The Committee will designate the officers and key employees of the Company and its Subsidiaries who are eligible to participate in the Plan for a calendar year. An officer or key employee who is designated as a Participant for a calendar year will not be eligible to participate in the Plan for any subsequent calendar year unless designated as a Participant by the Committee for such subsequent calendar year.

4. Performance Bonuses.

(a) Performance Goals. The Committee will establish performance goals expressed as dollar amounts of Consolidated EBITDA to be earned during the calendar year. The Committee will establish six levels of performance goals (Threshold, Target, Target Plus, Superior, Excellence and Excellence Plus) with increasing dollar amounts of Consolidated EBITDA to be earned in order to achieve the specified performance goal. The Committee may, in its discretion, establish similar, but separate, performance goals based on Quietflex EBITDA, or on a blend of Consolidated EBITDA and Quietflex EBITDA, on which the incentive compensation to be paid to Quietflex Participants will be based in whole or in part.

(b) Performance Bonus Levels. The Committee will also establish the amount of incentive compensation, expressed as a percentage of average base salary in effect during the calendar year, to be paid to Participants upon the attainment of each level of performance. The rate of incentive compensation to be earned by a Participant may vary with the Participant’s management level, and Participants at specified management levels may not be eligible for incentive compensation at all levels of performance. If separate performance goals are established for Quietflex Participants, the Committee will allocate the incentive compensation to be earned by Quietflex Participants between the attainment of goals based on Consolidated EBITDA and the attainment of goals based on Quietflex EBITDA in such proportions as the Committee in its discretion deems appropriate. Unless otherwise determined by the Committee, the attainment of performance goals by Quietflex Participants will be based on a blend of Consolidated EBITDA and Quietflex EBITDA that is weighted approximately 40% towards Consolidated EBITDA and approximately 60% towards Quietflex EBITDA. With respect to all Participants other than Quietflex Participants, incentive compensation will be earned based on the attainment of goals measured solely by Consolidated EBITDA.

(c) Performance Goals and Bonus Levels. The performance goals and bonus levels established for any applicable calendar year in any employment or severance agreement between a Participant and the Company or any Affiliate will be the applicable performance goals and bonus levels under the Plan for that Participant, except to the extent amended by the terms set forth in the bonus award agreement executed by such Participant and the Company or applicable Affiliate for such calendar year (each such bonus agreement, a “Bonus Agreement”).

(d) Payment of Performance Bonuses.

(i) As of October 31 of each calendar year, the Committee will estimate the Consolidated EBITDA and, if applicable, the Quietflex EBITDA, for the calendar year based on the performance of the Company and its Subsidiaries through such date and such other factors as the Committee determines to be relevant. On or before November 30 of the calendar year, the Company will pay to each Participant an amount equal to 50% of the incentive compensation the Participant would earn for the calendar year if the Company and its Subsidiaries achieved the Consolidated EBITDA and, if applicable, the Quietflex EBITDA estimated by the Committee; provided that for purposes of this Section 4(d)(i), any Consolidated EBITDA or Quietflex EBITDA estimated by the Committee in excess of the Target Plus level of performance will be disregarded.

(ii) Following the close of each calendar year, the Committee will determine the Consolidated EBITDA and, if applicable, the Quietflex EBITDA, for the calendar year and the incentive compensation earned by Participants for the calendar year based on such EBITDA. The Company will pay to each Participant, in the calendar year following the calendar year for which such EBITDA is determined, but no later than March 15 of such following calendar year, an amount equal to the difference, if any, of (A) 100% of the incentive compensation the Participant has earned for the calendar year based on the levels of Consolidated EBITDA and, if applicable, the Quietflex EBITDA, achieved for the calendar year, as determined by the Committee, reduced by (B) the amount of incentive compensation paid to the Participant under Section 4(d)(i) based on estimated Consolidated EBITDA and, if applicable, Quietflex EBITDA for the calendar year. Under no circumstances will a Participant be obligated to repay to the Company or any Subsidiary any amount paid to the Participant under Section 4(d)(i) because the calculation set forth in this Section 4(d)(ii) results in a number that is less than one.

(iii) If the amount of Consolidated EBITDA and Quietflex EBITDA determined by the Committee under Section 4(d)(i) or Section 4(d)(ii) is less than the Threshold level of performance, no Participant will be entitled to the payment of incentive compensation under Section 4(d)(i) or Section 4(d)(ii), as applicable. If the amount of Consolidated EBITDA and Quietflex EBITDA determined by the Committee is greater than the Threshold or Target level of performance but is less than the next higher level of performance, the amount of incentive compensation payable to Participants under Section 4(d)(i) or Section 4(d)(ii) will be interpolated to reflect the level of performance between the two goals. If the amount of Consolidated EBITDA and Quietflex EBITDA determined by the Committee is greater than the Target Plus, Superior or Excellence level of performance but less than the next higher level of performance, or is greater than the Excellence Plus level of performance, (A) no additional incentive compensation will be paid to Participants under Section 4(d)(i) for estimated performance above the Target Plus level of performance and (B) the amount of incentive compensation payable under Section 4(d)(ii) to Participants for actual performance for the calendar year above the Target Plus, Superior, Excellence or Excellence Plus level of performance will be determined by the Committee in its sole discretion, except as otherwise provided for the 2008 Plan Year in any employment or severance agreement (or, if applicable, Bonus Agreement) between a Participant and the Company or any Affiliate.

(iv) If a Participant becomes eligible to participate in the Plan for a calendar year as of any date after the first day of such year, the amount of incentive compensation payable to such Participant will be based on the criteria established by the Committee for the calendar year and will be pro rated on the basis of the number of days in the calendar year in which he or she was a Participant. Notwithstanding the foregoing, each Participant in the Plan for the 2008 calendar year who was an employee of the Company or any Affiliate on January 1, 2008, will be deemed to have been eligible to participate in the Plan as of such January 1st.

(v) Notwithstanding any other provision of the Plan, the Chief Executive Officer of the Company has the discretion to pay to some or all of the Participants (other than the Chief Executive) for a calendar year incentive compensation in an aggregate amount not to exceed $750,000 without regard to the Consolidated EBITDA or Quietflex EBITDA for such year and to allocate the amount of such incentive compensation among such Participants as the Chief Executive Officer determines in his or her discretion.

5. Adjustments to Performance Goals. The performance goals established by the Committee for each calendar year are based upon certain revenue and expense assumptions about the future business of the Company as of the date the goal is established. Accordingly, in the event that, after such date, the Committee determines, in its sole discretion in consultation with the Company’s Chief Executive Officer, that any acquisition or disposition of any business by the Company or any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of the Company, issuance of warrants or other rights to purchase common stock or other securities of the Company, any unusual or nonrecurring transaction or events affecting the Company, or the financial statements of the Company, or change in applicable laws, regulations, or accounting principles occurs such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution, diminution or enlargement of the incentive compensation or potential incentive compensation intended to be made available under the Plan, then the Committee will, in good faith and in such manner as it deems equitable, adjust the performance goals to reflect the projected effect of such transaction(s) or event(s) on Consolidated EBITDA and, if applicable, Quietflex EBITDA.

6. Termination of Employment.

(a) Termination for Cause; Without Good Reason. Notwithstanding any other provision of the Plan, in the event of a Participant’s Termination of Employment on or before October 31 or December 31 of a calendar year (each, a “Calculation Date”) either (i) by the Company or any Affiliate for Cause or (ii) by resignation of the Participant without Good Reason, the Participant will not be entitled to incentive compensation otherwise payable under the Plan.

(b) Termination for Other Reasons. Notwithstanding any other provision of the Plan, but subject to the provisions of any employment or severance agreement (or, if applicable, Bonus Agreement) between the Participant and the Company or any Affiliate, in the event of a Participant’s Termination of Employment on or before a Calculation Date (i) by the Company or any Affiliate without Cause or (ii) by resignation of the Participant with Good Reason or (iii) by reason of the death or Disability of the Participant, the total amount of incentive compensation payable to such Participant for the calendar year under Section 4(d) (taking into account any incentive compensation payment made before such termination of employment) will be pro-rated on the basis of the number of days in the calendar year ending on the date of the Participant’s Termination of Employment. For purposes of this Section 6(b), any payment to be made by reason of the death of the Participant will be made to the Participant’s surviving spouse, if any, and if none, to the Participant’s estate. Such incentive compensation will be paid at the time specified in Section 4(d) or, if earlier, at the time specified in Section 7.

7. Change in Control. Except to the extent provided otherwise in any employment or severance agreement (or, if applicable, Bonus Agreement) between the Participant and the Company or any Affiliate, in the event of a Change in Control, each Participant for the calendar year in which the Change in Control occurs will be entitled to incentive compensation for the calendar year determined as if the Company and its Subsidiaries achieved the Target level of Consolidated EBITDA and, if applicable, Quietflex EBITDA goals for the year at the greater of the Target level of performance or the actual level of performance applicable to the Participant’s management level at the time of the Change in Control, pro-rated on the basis of the number of days in the calendar year ending on the date of the Change in Control or, in the event the Participant is entitled to a bonus payment under Section 6(b) hereof, pro-rated on the basis of the number of days in the calendar year ending on the date of the Participant’s Termination of Employment. Such incentive compensation will be paid to Participants no later than 30 days after the Change in Control occurs.

8. Administration of the Plan. The Plan will be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, will lie within its sole and absolute discretion and will be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors), provided that the terms “Cause” and “Disability,” if used in an employment or severance agreement between the Company or any of its Affiliates and the Participant, will be interpreted under, and pursuant to the dispute resolution provision of, such employment or severance agreement.

9. Miscellaneous.

(a) Withholding. All payments made under the Plan will be subject to withholding for taxes as required by applicable law.

(b) Non-Qualified Deferred Compensation. This Plan and any incentive compensation awards granted hereunder shall be administered, operated and interpreted in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Board determines that any amounts payable hereunder may be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to the payment and/or delivery to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and related incentive compensation award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Board determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and incentive compensation awards hereunder and/or (ii) take such other actions as the Board determines in its sole discretion to be necessary or appropriate to comply with, or exempt the Plan and/or incentive compensation awards from, the requirements of Section 409A of the Code and related Department of Treasury guidance. The Company and its Affiliates make no guarantees to any person regarding the tax treatment of awards or payments made under the Plan, and, notwithstanding any agreement or understanding to the contrary, if any award, payments or other amounts due to a Participant (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of an accelerated or additional tax, fine or penalty under Section 409A of the Code or otherwise to be imposed, then the Participant (or his or her beneficiaries, as applicable) shall be solely liable for the payment of, and the Company, its Affiliates and their respective employees, directors and representatives shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Participant (or his or her beneficiaries, as applicable) for any such additional taxes, fines or penalties.

(c) No Guarantee of Employment. Nothing in the Plan will confer upon a Participant the right to continue in the employ of the Company or any Subsidiary or will limit or restrict the right of the Company or any Subsidiary to terminate the employment of a Participant at any time with or without Cause.

(d) Assignment. No right or benefit under the Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit will be void. No such right or benefit will in any manner be subject to the debts, liabilities or torts of a Participant, except to the extent required by law.

(e) Governing Law. To the extent not preempted by federal law, the Plan will be construed in accordance with and governed by the internal laws of the State of Delaware, without regard to the principles of conflicts of such State, or principles of conflicts of law of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

10. Amendment and Termination. The Plan may be amended or terminated at any time by the Committee or the Board. Subject to Section 9(b) hereof, no action taken by the Committee or by the Board to amend or terminate the Plan will have the effect of decreasing the amount of incentive compensation otherwise payable to a Participant for the calendar year in which such amendment or termination is effective, unless the Participant agrees in writing to any amendment or termination that could cause the incentive compensation otherwise payable to such Participant to be decreased, terminated or canceled.

Adopted by the Board of Directors

on March 12, 2008.

FORM OF AWARD AGREEMENT AND ACKNOWLEDGMENT

Unless otherwise defined herein, the capitalized words or terms used in this Award Agreement and Acknowledgment (the “Agreement”) shall have the same meanings as such words or terms have in the Chill Holdings, Inc. 2008 Annual Incentive Compensation Plan (the “Program”). The Participant acknowledges and agrees that this Agreement is made under, pursuant and subject to the terms of the Program, and that execution hereof is a condition precedent to Participant’s participation under the Program. The Participant further agrees that, unless he or she has previously executed an employment or severance agreement with the Company or any of its Subsidiaries on or after February 13, 2008, he or she will enter into a non-competition agreement contemporaneously with the execution of this Agreement, substantially in the form attached hereto as Exhibit A.

You are hereby granted an incentive award pursuant to which you are eligible to earn an annual cash bonus in a target amount equal to             % of your annual base salary, and a maximum bonus opportunity of             % of your base salary, based upon the achievement of the performance goals for the 2008 calendar year as set forth in the attached “Program Summary,” described below.

No right or interest of any kind of the Participant in and to any benefits from the Program shall be transferable by the Participant or be subject to anticipation, adjustment, alienation, encumbrance, garnishment, hypothecation, attachment, execution or levy of any kind, other than to the extent required by law.

The Participant acknowledges that he/she has read the Program. The Participant agrees to be bound by the terms set forth in this Agreement and in the Program, and further agrees that this Agreement and the Program set forth the entire agreement between the Company and the Subsidiaries, on the one hand, and the Participant, on the other hand, with respect to annual incentive compensation and/or bonus payments for or relating to calendar year 2008, and terminates and supercedes any prior or contemporaneous understandings or agreements (written or oral) with respect thereto. To the extent that the performance goals, bonus opportunities or any other terms set forth herein are in conflict with those set forth in any employment or severance agreement with any Participant, the terms of this Agreement shall govern. Any written or oral statements, representations or affirmations made by the Company, the Subsidiaries or their respective owners, members, partners, shareholders, directors, officers, representatives or agents (collectively, “Representatives”) prior to, or contemporaneously with, the execution of this Agreement are of no further force and effect whatsoever in determining the obligations of the Company or any Subsidiary under this Agreement and the Program. Without limiting the foregoing, the Participant warrants, represents and acknowledges that neither the Company, the Subsidiaries nor any of their respective Representatives have made any written or oral statements, representations or affirmations whatsoever to Participant which have been relied upon by the Participant in executing this Agreement, including without limitation the past, present or future financial condition of the Company or any Subsidiary, the likelihood the Participant will receive benefits under the Program, amounts which Participant might receive under the Program, or otherwise.

Subject to the terms of the Program, the numerical Performance Goals and Bonus Payout percentages specified in the attached “Program Summary” shall apply to the Participant for calendar year 2008, except that in the event that actual performance for the Company’s 2008 fiscal year is in excess of the “Superior” level of performance indicated in the attached “Program Summary,” no bonus amounts in excess of the amounts payable for achieving the “Superior” level of performance will be paid. The Participant agrees that nothing herein or in the Program confers upon the Participant any rights with respect to bonus compensation under the Program for any period other than calendar year 2008, or to become or remain in the employ of the Company or any Subsidiary. The Participant further acknowledges and agrees that there is no guarantee that Participant will participate in the Program with respect to future periods, and the Company reserves the right to modify, amend, or terminate the Program in accordance with its terms. Breach of the terms of this Agreement or any applicable employment, severance or non-competition agreement by the Participant may, without limitation, result in termination of employment of the Participant, forfeiture of participation in the Program, recapture of payments made under the Program and/or the Company’s enforcement of any and all other remedies available at law, in equity or otherwise.

The Participant agrees that the Participant’s agreements and obligations contained in this Agreement are reasonable under the circumstances. The Participant further agrees that if any provision of this Agreement is declared or found by a court of competent jurisdiction to be illegal, unenforceable or void, then all parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable or void, and the remaining provisions shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, it is the intent and agreement of the parties that this Agreement will be deemed amended by modifying any such provision to the minimum extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and that achieves the same objective. If the remainder of this Agreement will not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected will be enforced to the extent permitted by law. The Participant acknowledges and agrees that the remedy at law available to the Company or any Subsidiary for breach of any of the Participant’s obligations and agreements hereunder would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, the Participant acknowledges, consents and agrees that, in addition to any other rights or remedies that the Company or any Subsidiary may have (at law, in equity or under this Agreement), upon adequate proof of a violation of any such provision of this Agreement, the Company will be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage. Except as specifically provided for herein, this Agreement may be amended, superseded, cancelled renewed or extended only by a written instrument signed by the Participant and an authorized officer of the Company. No waiver given by the Company with respect to this Agreement shall be effective unless in writing and signed by an authorized officer of the Company. No delay on the part of the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of the Company of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against the Company, any

Subsidiary or the Participant. This Agreement shall be binding upon and inure to the benefit of the Company, the Subsidiaries and their respective Representatives, successors and assigns, and the Participant, the personal representatives, spouse, heirs, devisees, legatees and permitted assigns of the Participant, and any and all other persons lawfully claiming under the Participant.

THE PARTIES WILL ATTEMPT TO SETTLE ANY CLAIMS OR CONTROVERSY ARISING OUT OF THIS AGREEMENT THROUGH CONSULTATION AND NEGOTIATION IN GOOD FAITH AND IN A SPIRIT OF MUTUAL COOPERATION. IF THE CLAIM OR CONTROVERSY HAS NOT BEEN RESOLVED WITHIN THIRTY (30) DAYS OF THE COMMENCEMENT OF SUCH CONSULTATION AND NEGOTIATION, THEN THE DISPUTE SHALL BE DETERMINED BY BINDING ARBITRATION. ANY ARBITRATION PURSUANT TO THIS AGREEMENT SHALL BE CONDUCTED IN WILMINGTON, DELAWARE BEFORE THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH ITS ARBITRATION RULES OR AS MODIFIED BY AGREEMENT OF THE PARTIES. THE ARBITRATION SHALL BE FINAL AND BINDING UPON ALL THE PARTIES. THE USE OF ANY ALTERNATIVE DISPUTE RESOLUTION PROCEDURE WILL NOT BE CONSTRUED, UNDER THE DOCTRINE OF LACHES, WAIVER OR ESTOPPEL, TO ADVERSELY AFFECT THE RIGHTS OF EITHER PARTY. NOTHING IN THIS PARAGRAPH WILL PREVENT EITHER PARTY FROM RESORTING TO JUDICIAL PROCEEDINGS IF INTERIM INJUNCTIVE RELIEF FROM A COURT IS NECESSARY TO PREVENT SERIOUS AND IRREPARABLE INJURY TO ONE OF THE PARTIES. THIS PARAGRAPH SHALL NOT IN ANY WAY SUPERSEDE OR LIMIT THE RIGHTS OF THE COMPANY OR ANY SUBSIDIARY IN THE EVENT OF A BREACH OF THE CONFIDENTIALITY AND NONDISCLOSURE PROVISIONS OF THIS AGREEMENT. FURTHER, EITHER PARTY MAY JOIN THE OTHER PARTY TO ANY ACTION, SUIT, OR PROCEEDING WITH RESPECT TO WHICH THE PARTY SEEKING JOINDER IS A DEFENDANT, IF THE OTHER PARTY IS REQUIRED TO DEFEND, INDEMNIFY, AND HOLD HARMLESS SUCH DEFENDANT IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. THE ARBITRATOR(S) IS (ARE) NOT EMPOWERED TO AWARD DAMAGES IN EXCESS OF ACTUAL DAMAGES, AND ONLY THOSE SUPPORTED BY APPLICABLE LAW, WHICH SHALL NOT INCLUDE PUNITIVE DAMAGES. BY THEIR SIGNATURE BELOW, THE PARTIES HEREBY AGREE AND CONSENT TO ARBITRATION AS OUTLINED IN THIS PARAGRAPH.

CHILL HOLDINGS, INC.

By
Name:
Title:

Acknowledged and Agreed: PARTICIPANT

Printed Name:
Date: